EXHIBIT NO. 23(A)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement (Form S-8/A, No. 33-38568) and related Prospectus pertaining to the amendments to the Nichols Research Corporation Non-Employee Officer and Director Stock Option Plan of our report dated
October 9, 1996, with respect to the financial statements of Nichols Research Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended August 31, 1996, filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP

Birmingham, Alabama
May 28, 1997